UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 6, 2017

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On March 7, 2017, Ameris Bancorp, a Georgia corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Stephens Inc., as representative of the several underwriters named therein (the “Underwriters”), relating to the offer and sale of an aggregate of $75,000,000 of the Company’s 5.75% Fixed-to-Floating Rate Subordinated Notes due 2027 (the “Notes”), which closed on March 13, 2017. The Notes have been issued pursuant to a Subordinated Debt Indenture, dated as of March 13, 2017 (the “Base Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture thereto, dated as of March 13, 2017, relating to the Notes between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The net proceeds of the offering to the Company were approximately $73.7 million, after deducting underwriting discounts and commissions and estimated offering expenses that are payable by the Company. The Company intends to use the net proceeds of the offering to repay existing indebtedness under its revolving credit agreement and for other general corporate purposes, which may include providing capital to support its growth organically or through strategic acquisitions, financing investments and capital expenditures, and for investments in its banking subsidiary, Ameris Bank, as regulatory capital.

The offer and sale of the Notes was registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3 (File No. 333-216254), which was filed on February 27, 2017 (the “Registration Statement”). The offer and sale of the Notes is described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated March 7, 2017.

The Underwriting Agreement contains representations, warranties and covenants between the parties, including, indemnification obligations, that are customary for agreements of this nature. The representations, warranties and covenants contained in the Underwriting Agreement: (i) were made only for purposes of the Underwriting Agreement and as of specific dates; (ii) were solely for the benefit of the parties to the Underwriting Agreement; and (iii) are not representations of factual information to investors about the Company or its subsidiaries. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference.

Indenture and Notes

The terms of the Notes are set forth in, and such Notes are governed by, the Base Indenture and the Supplemental Indenture. The Notes will mature on March 15, 2027. From and including March 13, 2017 to, but excluding, March 15, 2022, the Company will pay interest on the Notes semi-annually in arrears at a fixed annual interest rate equal to 5.75%. From and including March 15, 2022 to, but excluding, the stated maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR rate plus a spread of 3.616% payable quarterly in arrears. Notwithstanding the foregoing, in the event that three-month LIBOR is less than zero, three-month LIBOR will be deemed to be zero. Up to and including March 15, 2022, the Company will pay interest on the Notes on March 15 and September 15 of each year, commencing on September 15, 2017. From and including June 15, 2022 through the stated maturity date or any earlier redemption date, the Company will pay interest on the Notes on March 15, June 15, September 15 and December 15 of each year.

The Company may, beginning with the interest payment date of March 15, 2022 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. The Company may also redeem the Notes at any time, including prior to March 15, 2022, at the Company’s option, in whole but not in part, if: (i) a change or prospective change in law occurs that could prevent the Company from deducting interest payable on the Notes for U.S. federal income tax purposes; (ii) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (iii) the Company is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes plus any accrued and unpaid interest to, but excluding, the redemption date. There is no sinking fund for the benefit of the Notes, and the Notes are not convertible or exchangeable.

There is no right of acceleration of maturity of the Notes in the case of default in the payment of principal of, premium, if any, or interest on, the Notes or in the performance of any other obligation of the Company under the Notes or the Indenture. The Indenture provides that holders of the Notes may accelerate payment of indebtedness only upon certain events of bankruptcy or insolvency involving the Company or Ameris Bank.

The Notes are the unsecured, subordinated obligations of the Company and rank (i) junior in right of payment and upon the Company’s liquidation to any existing and all future senior indebtedness and general creditors of the Company, (ii) equal in right of payment and upon the Company’s liquidation with any of its existing and all future indebtedness of the Company the terms of which provide that such indebtedness ranks equally with the Notes and (iii) senior in right of payment and upon the Company’s liquidation to any indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes. The Notes are effectively subordinated to the Company’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to the existing and future indebtedness of the Company’s subsidiaries, including, without limitation, Ameris Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

The foregoing descriptions of the Base Indenture, the Supplemental Indenture and the Notes are not complete and are each qualified in their entirety by reference to the complete text of the Base Indenture, the Supplemental Indenture and the form of the Note, copies of which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Events.

On March 6, 2017, the Company issued a press release announcing the commencement of its offering of the Notes. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

On March 7, 2017, the Company issued a press release announcing the pricing of its offering of the Notes. A copy of the press release is attached as Exhibit 99.2 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated March 7, 2017, by and between Ameris Bancorp and Stephens Inc., as representative of the several underwriters named therein

4.1	Subordinated Debt Indenture, dated as of March 13, 2017, by and between Ameris Bancorp and Wilmington Trust, National Association, as Trustee

4.2	First Supplemental Indenture, dated as of March 13, 2017, by and between Ameris Bancorp and Wilmington Trust, National Association, as Trustee

4.3	Form of 5.75% Fixed-to-Floating Rate Subordinated Note due 2027 (included in Exhibit 4.2)

5.1	Opinion of Rogers & Hardin LLP

12.1	Statement re: Computation of Pro Forma Ratios of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of Rogers & Hardin LLP (included in Exhibit 5.1)

99.1	Press release dated March 6, 2017

99.2	Press release dated March 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: March 13, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated March 7, 2017, by and between Ameris Bancorp and Stephens Inc., as representative of the several underwriters named therein

4.1	Subordinated Debt Indenture, dated as of March 13, 2017, by and between Ameris Bancorp and Wilmington Trust, National Association, as Trustee

4.2	First Supplemental Indenture, dated as of March 13, 2017, by and between Ameris Bancorp and Wilmington Trust, National Association, as Trustee

4.3	Form of 5.75% Fixed-to-Floating Rate Subordinated Note due 2027 (included in Exhibit 4.2)

5.1	Opinion of Rogers & Hardin LLP

12.1	Statement re: Computation of Pro Forma Ratios of Earnings to Fixed Charges and Preferred Stock Dividends

23.1	Consent of Rogers & Hardin LLP (included in Exhibit 5.1)

99.1	Press release dated March 6, 2017

99.2	Press release dated March 7, 2017